UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

Iterum Therapeutics plc
(Exact name of registrant as specified in its charter)
Ireland	001-38503	98-1283148
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Block 2 Floor 3, Harcourt Centre, Harcourt Street, Dublin 2, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +353 1 903 8920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On March 12, 2021, Iterum Therapeutics plc, or Iterum Therapeutics, issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2020. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this current report on Form 8-K, including the press release attached as Exhibit 99.1 hereto, is being furnished, but shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Iterum Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Non-GAAP Financial Measures

To supplement Iterum Therapeutics’ financial results presented in accordance with U.S. generally accepted accounting principles, or GAAP, Iterum Therapeutics presents non-GAAP adjusted net loss and non-GAAP net loss per share to exclude from reported GAAP net loss and GAAP net loss per share for the three and twelve months ended December 31, 2020, the interest expense associated with accrued interest on the Exchangeable Notes, or ENs, payable in cash, shares or a combination of both upon exchange, redemption or at January 31, 2025, or the Maturity Date, whichever is earlier ($0.842 million); the non-cash amortization of the ENs and Royalty-Linked Notes ($3.035 million); one-time, non-capitalized financing transaction costs ($0.033 million) and the non-cash adjustments to the fair value of derivatives ($2.768 million) for the three months ended December 31, 2020, and the interest expense associated with accrued interest on the ENs payable in cash, shares or a combination of both upon exchange, redemption or at the Maturity Date, whichever is earlier ($3.18 million); the non-cash amortization of the ENs and Royalty-Linked Notes ($10.526 million); one-time, non-capitalized financing transaction costs ($2.848 million) and the non-cash adjustments to the fair value of derivatives ($1.745 million) for the twelve months ended December 31, 2020.

Iterum Therapeutics believes that the presentation of non-GAAP adjusted net loss and non-GAAP net loss per share, when viewed with its results under GAAP and the accompanying reconciliation, provides useful supplementary information to, and facilitates additional analysis by, investors, analysts, and Iterum Therapeutics’ management in assessing Iterum Therapeutics’ performance and results from period to period. These non-GAAP financial measures closely align with the way management measures and evaluates Iterum Therapeutics’ performance. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net loss or other financial measures calculated in accordance with GAAP. Non-GAAP adjusted net loss and non-GAAP net loss per share are not based on any standardized methodology prescribed by GAAP and represents GAAP net loss, which is the most directly comparable GAAP measure, adjusted to exclude the interest expense associated with accrued interest on the ENs payable in cash, shares or a combination of both upon exchange, redemption or at the Maturity Date, whichever is earlier; the non-cash amortization of the ENs and Royalty-Linked Notes; one-time, non-capitalized financing transaction costs and the non-cash adjustments to the fair value of derivatives for the three and twelve months ended December 31, 2020. Because of the non-standardized definitions of non-GAAP financial measures, non-GAAP adjusted net loss and non-GAAP net loss per share used by Iterum Therapeutics in the accompanying press release and tables therein has limits in its usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. A reconciliation of non- GAAP adjusted net loss to GAAP net loss and non-GAAP net loss per share to GAAP net loss per share have been provided in the tables included in the accompanying press release.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.       Description

99.1      Press Release of Iterum Therapeutics plc, dated March 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Dated: March 12, 2021
	By:	/s/ Corey N. Fishman
Corey N. Fishman
Chief Executive Officer